Exhibit 23.1



        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-144122) of The InterGroup Corporation of our report dated October 13, 2009, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ Burr, Pilger & Mayer LLP

San Francisco, California
October 13, 2009